Exhibit 5.1

manatt

manatt | phelps | phillips

January 27, 2015

Mandalay Digital Group, Inc.

2811 Cahuenga Boulevard West

Los Angeles, California 90068

Re:	Mandalay Digital Group, Inc.
Registration Statement on Form S-4 (File No. 333-200695)

Ladies and Gentlemen:

We have acted as counsel to Mandalay Digital Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-4 (File No. 333-200695) (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) in connection with the issuance by the Company of up to 19,500,000 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), pursuant to that certain Agreement and Plan of Merger, dated November 13, 2014, by and among the Company, DTM Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Appia, Inc. (“Appia”), and Shareholder Representative Services LLC, as stockholder representative (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Appia so that Appia, as the surviving corporation, will become a wholly-owned subsidiary of the Company (the “Merger”). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering this opinion, we have examined the Registration Statement, the Merger Agreement, the Certificate of Incorporation and bylaws, as amended, of the Company, and resolutions adopted by the Company’s board of directors. We have also examined originals, or copies certified to our satisfaction, of such records, agreements, instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed. As to various matters of fact relevant to the opinion hereinafter expressed, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers and representatives of the Company.

In all such examinations we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We also have assumed, with respect to all parties to agreements or instruments relevant hereto, other than the Company, with respect to the Merger Agreement, that such parties had the requisite power and authority (corporate or other) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements and instruments are the valid, binding and enforceable obligations of such parties. For purposes of this opinion, we have also assumed that, prior to the issuance of any Shares, (i) the Registration Statement, including all amendments, will have become effective under the Securities Act and (ii) the certificate of merger relating to the transactions contemplated by the Merger Agreement will have been filed with and accepted by the Delaware Secretary of State.

Based upon and subject to the foregoing, and subject to the limitations, assumptions and qualifications set forth herein, we are of the opinion that, the Shares have been duly authorized and, when the Shares are issued and paid for in accordance with the terms of the Merger Agreement, such Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is based on, and is limited to, the Delaware General Corporation Law as in effect on the date hereof, and we render no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the proxy statement/prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Sincerely,

/s/ Manatt, Phelps & Phillips, LLP

Manatt, Phelps & Phillips, LLP

11355 West Olympic Boulevard, Los Angeles, California 90064-1614    Telephone: 310.312.4000    Fax: 310.312.4224

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